                                                                     Exhibit 4.2


                             TELEBASE SYSTEMS, INC.

                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

                  1.       PURPOSE

                  This Employee Incentive Stock Option Plan (the "Plan") is intended to be an incentive and to encourage stock ownership by certain officers and key executive employees of Telebase Systems, Inc. (the "Corporation") or any of its subsidiary corporations as that term is defined in Section 425 of the Internal Revenue Code of 1986 (the "Subsidiaries") so that such employees may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and so that they may be encouraged to remain in the employ of the Corporation or its Subsidiaries. It is further intended that options issued pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986.

                  2.       ADMINISTRATION

                  The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three persons who may be, but need not be, members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. No person while a member of the Committee shall participate in any decision affecting his right to receive an option under the Plan. The Committee shall from time to time in its discretion make recommendations to the Board of Directors with respect to the employees who shall be granted options and the amount of stock to be optioned to each. The Board of Directors shall have the final authority to determine these matters.

                  The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

                  3.       ELIGIBILITY.

                  The persons who shall be eligible to receive options shall be the key employees (including officers whether or not they are directors) of the Corporation or its Subsidiaries. An optionee may hold more than one option but only on the terms and subject to the restrictions hereinafter set forth.

                  4.       STOCK

                  The stock subject to the options shall be shares of the Corporation's authorized but unissued or reacquired common stock (hereinafter sometimes called "Common Stock"). The aggregate number of shares which may be issued under options shall not exceed 800 shares of Common Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 5(g) of the Plan.

                  In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

                  5.       TERMS AND CONDITIONS OF OPTIONS

                  When the Board of Directors shall have granted stock options to employees, Notices of Grant of Stock Option shall be given to such employees in such form as the Committee shall from time to time approve, which Notices shall comply with and be subject to the following terms and conditions:

                           (a)    Number of Shares.  Each Notice of Grant of
Stock Option shall state the number of shares to which it pertains.

                           (b)    Option Price.  Each Notice of Grant of Stock
Option shall state the option price, which shall not be less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the option. During such time as such stock is not listed upon an established stock exchange or traded in the over-the-counter market, the fair market value per share shall be determined by the Committee at least annually by relying upon whatever evidence it deems appropriate which may include, but need not be limited to, recent sales of the Common Stock, opinions of professional appraisers and recent sales of comparable shares of other companies. If the stock is traded in the over-the-counter market, such fair market value shall be the mean between the dealer "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the stock in listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. Subject to the foregoing, the Committee in fixing the option price shall have full authority and discretion.

                           (c)   Medium and Time of Payment.  Unless otherwise
specified in the option grant pursuant to Section 8 hereof, the option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by check.

                           (d)   Term and Exercise of Options.  No option shall
be exercisable either in whole or in part prior to six (6) months from the date it is granted. Each Notice of Grant of Stock Option shall state the date on which the option shall expire. No option shall be exercisable after ten years from the date on which it is granted. Options may only be exercised by an optionee for so long as he is employed by the Corporation except as otherwise provided in Articles 5(e) and 5(f) of the Plan.

                  The Notice of Grant of Stock Option may provide that the option shall be exercisable in installments rather than exercisable immediately in full. In such case, subject to the right of cumulation provided in the last sentence of this subdivision, during each twelve-month period commencing six (6) months from the date of the granting of the option, each option shall be exercisable as to not more than that percentage of the total number of shares covered thereby as the Committee shall specify in the Notice of Grant of Stock Option, until all shares covered by the option shall have been purchased. The Committee may provide, in the case of an option not immediately exercisable in full, for the acceleration of the time at which the option may be exercised. In the event of an offer by any person, corporation, entity, or combination thereof, to acquire all or substantially all (more than fifty percent (50%)) of the assets or stock of the Corporation, all Options not otherwise exercisable shall automatically become exercisable in full without regard to any provision for exercise in installments or the initial six (6) months vesting period.

                  Not less than 100 shares may be purchased at any one time unless the number purchased in the total number at the time purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years from the date the option in granted.

                           (e)   Termination of Employment Except By Death or
Disability. In the event that the employment of an optionee by the Corporation or Subsidiaries shall terminate for any reason other than his death or disability, then the Option may be exercised, subject to the condition than no Option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the Optionee's right to exercise such option had accrued pursuant to Article 5(d) of the Plan at the date of termination (or any date within three months thereafter) and had not previously been exercised, at any time within three (3) months after the date of termination of the Optionee's employment. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

                           (f)   Death or Disability of Optionee and Transfer of
Option. If the optionee shall die or become disabled while in the employ of the Corporation or a Subsidiary, and shall not have fully exercised an option, the option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5(d) of the Plan at the time of his death and had not previously been exercised, at any time within six (6) months after the optionee's death or disability, by the optionee, or in the case of death, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

                           (g)   Recapitalization.  Subject to any required
action by the stockholders, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

                  Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of

Common Stock subject to the option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of Article 5(d) of the Plan. Further, in the event of an offer by any person, corporation, entity, or combination thereof, to acquire all or substantially all (more than fifty percent (50%)) of the assets or stock of the Corporation, the option shall be immediately exercisable in full.

                  In the event of a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422A of the 1986 Internal Revenue Code.

                  Except as hereinbefore expressly provided in this Article 5(g), the optionee shall have no rights as a shareholder before the exercise of an option by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

                  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                           (h)   Rights as a Stockholder.  An optionee or a
transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5(g) hereof.

                           (i)   Modification, Extension and Renewal or Options.
Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                           (j)   Investment Purpose.  Each option under the Plan
shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Corporation, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

                           (k)   Optionee's Stockholder Agreement.  Each
optionee shall agree, as a condition of his right to exercise an option granted to him pursuant to the Plan, that all shares received by him pursuant to any and every exercise of such option will be subject to all of the provisions of the Corporation's Stockholder Agreement, if any, in effect at the time of any exercise of such option. Accordingly, each optionee shall at the time of exercise of any option granted hereunder, execute and agree to be bound by the Corporation's Stockholder Agreement then in effect.

                           (l)   Covenant Not to Compete.  The Notice of Grant
of Stock Option may provide that, as a condition of the employee's acceptance of the option, the employee shall agree to be bound by a covenant not to compete with the Corporation containing such terms as the Committee and Board of Directors shall deem advisable.

                           (m)   Other Provisions.  The Notice of Grant of Stock
Option shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or the transfer of the shares received upon an exercise, as the Committee and the Board of Directors shall deem advisable. Any such Notice shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986 or to conform to any change in the law.

                  6.   OPTIONS TO CERTAIN STOCKHOLDERS

                  Notwithstanding any other provision herein, in any option granted to an individual who, at the time the option is granted, possesses more than 10 percent of the total combined voting power of all classes of stock of the Corporation or of its parent or any subsidiary corporation, the option price must be at least 110 percent of the fair market value of the stock subject to the option and such option by its terms must not be exercisable after the expiration of 5 years from the date such option is granted.

                  7.   ANNUAL LIMITATION PER EMPLOYEE

                  The aggregate fair market value (determined as of the time the option is granted under the Plan) of the stock for which any employee may be granted incentive stock options which are first exercisable in any calendar year (under all such plans of his employer corporation and its parent and all subsidiary corporations) shall not exceed $100,000.

                  8.   PERMISSIBLE PROVISIONS

                  In addition to the other powers granted to the Committee and the Board of Directors under this Plan, the Committee and the Board of Directors shall have the discretion to include in any option grant the right of the optionee (i) to pay for the stock with stock of the corporation granting the option and/or (ii) to receive property at the time of exercise of the option if, in the case of property other than cash, Section 83 of the Internal Revenue Code of 1986 applies to such property, and/or (iii) to receive a loan from the Corporation to pay for the stock, with such terms as shall not cause the option to become disqualified as an "incentive stock option" as defined in
Section 422A of the Internal Revenue Code of 1986 or amendments thereto, and/or
(iv) to receive such assistance from the Corporation in obtaining a loan from a financial institution as is necessary in the sole discretion of the Committee and the Board of Directors.

                  9.   TERM OF PLAN

                  Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders, whichever is earlier.

                  10.  INDEMNIFICATION OF COMMITTEE

                  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                  11.  AMENDMENT OF THE PLAN

                  The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholder, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the Plan from the Committee. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986.

                  12.  APPLICATION OF FUNDS

                  The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes.

                  13.  NO OBLIGATION TO EXERCISE OPTION

                  The granting of an option shall impose no obligation upon the optionee to exercise such option.

                  14.  APPROVAL OF STOCKHOLDERS

                  The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

                  15.  CONTINUED EMPLOYMENT

                  The grant of an option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Corporation or any subsidiary to continue to employ an employee or not to alter the responsibilities, duties or authority or any employee.